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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY

Aerospace Metals, Inc., a Delaware corporation
American Scrap Processing, Inc., an Illinois corporation
California Metals Recycling, Inc., a California corporation
CIM Trucking, Inc., an Illinois corporation
Cometco Corp., an Illinois corporation
Cozzi Building Corporation, an Illinois corporation
Cozzi Iron & Metal, Inc., an Illinois corporation
C Shredding Corp., an Illinois corporation
EMCO Trading, Inc., an Arizona corporation
Ferrex Trading Corporation, a Delaware corporation
Firma, Inc., a California corporation
Firma Plastic Co., Inc., a California corporation
FPX, Inc., a Tennessee corporation
Houston Compressed Steel Corp., a Texas corporation
HouTex Metals Company, Inc., a Texas corporation
The Isaac Corporation, an Ohio corporation
Kankakee Scrap Corporation, an Illinois corporation
Kimerling Acquisition Corp., a Delaware corporation
Mac Leod Metals Co., a California corporation
Metal Management Arizona, Inc., an Arizona corporation
Metal Management Gulf Coast, Inc., a Delaware corporation
Metal Management Pittsburgh, Inc., a Delaware corporation
Metal Management Realty, Inc., an Arizona corporation
Michael Schiavone & Sons, Inc., a Delaware corporation
Naporano Iron & Metal Co., a New Jersey corporation
Newell Recycling West, Inc., a Colorado corporation
NIMCO Shredding Co., a New Jersey corporation
138 Scrap, Inc., an Illinois corporation
PerlCo, L.L.C., a Tennessee limited liability company
P. Joseph Iron & Metal, Inc., an Ohio corporation
Proler Southwest Inc., a Texas corporation
Proler Steelworks L.L.C., a Delaware limited liability company
R&P Holdings, Inc., a Delaware corporation
Reserve Iron & Metal Limited Partnership, a Delaware limited partnership Salt River Recycling, L.L.C., an Arizona limited liability company
Scrap Processing, Inc., an Illinois corporation
Torrington Scrap Company, a Delaware corporation
Trojan Trading Co., a California corporation
USA Southwestern Carrier, Inc., an Arizona corporation